Exhibit 10.53

LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 29th day of July 2009, between ProLogis (“Landlord”), and the Tenant named below.

Tenant:	UFP Technologies, Inc.

Tenant’s Representative,	Michael Zumpano
Address, and Telephone:	80 Internationale Boulevard

Glendale Heights, IL 60139
630-363-4600

Premises:	That portion of the Building, containing approximately 78,913 rentable square feet, as determined by Landlord, as shown on Exhibit A.

Project:	Glendale Heights Distribution Center #1

Building:	Glendale Heights Distribution Center #1
80 Internationale Boulevard

Glendale Heights, IL 60139

Tenant’s Proportionate Share of Project:	58.230%

Tenant’s Proportionate Share of Building:	58.230%

Lease Term:	Beginning on the Commencement Date and ending on the last day of the 60th full calendar month thereafter.

Commencement Date:	August 1, 2009

Initial Monthly Base Rent:	See Addendum 1

Base Year:	2009

Security Deposit:	$25,000.00

Broker:	Jones Lang LaSalle

Addenda:	1. Base Rent Adjustments 2. Cancellation Option 3. Renewal Option (Baseball Arbitration) 4. Tenant Made Alterations Allowance 5. Storage and Use of Permitted Hazardous Materials

Exhibits:	A. Site Plan

1.                                       Granting Clause.  In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

2.                                       Acceptance of Premises.  Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions.  Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes.  Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use.  The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord’s responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant.

3.                                       Use.  The Premises shall be used only for the purpose of assembling, receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant, light manufacturing (including foam fabricating) and for such other lawful purposes as may be incidental thereto; provided, however, with Landlord’s prior written consent, Tenant may also use the Premises for light manufacturing.  Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises.  Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project.  Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent. Landlord shall have no liability whatsoever in connection with such dumpsters, and Tenant shall indemnify Landlord for any and all claims arising from the presence and maintenance of such dumpsters.  Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”).  The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time.  Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s use or occupation of the Premises.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits.  If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant’s use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.  Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

4.                                       Base Rent.  Tenant shall pay Base Rent in the amount set forth above.  The first month’s Base Rent and the Security Deposit shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date.  Payments of Base Rent for any fractional calendar month shall be prorated.  All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made by Electronic Fund Transfer (“EFT”) of immediately available federal funds before 11:00 a.m., Eastern Time, at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing.  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease.  If Tenant is delinquent in any monthly installment of Base Rent or of Operating Expenses beyond 5 days after the due date thereof, and after notice as provided below, Tenant shall pay to Landlord on demand a late charge equal to 8 percent of such delinquent sum.  Tenant shall not be obligated to pay the late charge until Landlord has given Tenant 5 days written notice of the delinquent payment (which may be given at any time during the delinquency); provided, however, that such notice shall not be required more than twice in any 12-month period.  The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty or as limiting Landlord’s remedies in any manner.

5.                                       Security Deposit.  The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law.  Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount.  Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon.  The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled.  Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Paragraph 5.

6.                                       Operating Expense Payments.  During each month of the Lease Term subsequent to the Base Year, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Excess Operating Expenses for the Project.  Payments thereof for any fractional calendar month shall be prorated.  The term “Excess Operating Expenses” means Operating Expenses for the applicable year in excess of Operating Expenses for the Base Year.  The term “Operating Expenses” means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs (including the roof membrane), alleys, and driveways, mowing, landscaping, snow removal, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject;  property management fees payable to a property manager, including any affiliate of Landlord, no to exceed three (3%) of gross receipts due and payable under this Lease or if there is no property manager, an administration fee of 15 percent of the total amount of Operating Expenses; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years.  Operating Expenses do not include (1) costs, expenses,  depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, ; (2) debt service under mortgages or ground rent under ground leases, ; (3) costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; (4), leasing commissions, or the costs of renovating space for tenants; (4) expenditures made by Tenant with respect to (a)  cleaning, maintenance and upkeep of the Premises, (b)  the provision of electricity and other utilities to the Premises; (5) intentionally omitted; (6) expenses for which the Landlord is reimbursed by another source (excluding tenant reimbursement for Operating Expenses) including repair or replacement of any item covered by warranty; (7) costs incurred to benefit (or as a result of) a specific tenant or items and services selectively supplied to any specific tenant; (8) expenses for the defense of the Landlord’s title to the Premises or the Building; (9) charitable or political contributions; (11) any amounts expended by Landlord as environmental response costs for removal, enclosure, encapsulation, clean-up, remediation or other activities regarding Landlord’s compliance with federal, state, municipal or local hazardous waste and environmental laws, regulations or ordinances which shall be addressed as provided in Paragraph 30; (12) costs to correct original defects in the design, construction or equipment of or latent defects in the Premises or the Building; (13) intentionally omitted; (14) any amounts pavable as a result of Landlord’s violation or failure to comply with any governmental regulations and rules or any court order, decree or judgment; (15) advertising expenses and other costs incurred in leasing or procuring new tenants; and (16) attorneys’ fees, accounting fees and expenditures incurred in connection with negotiations, disputes and claims of other tenants or occupants of the Building or with other third parties except as specifically provided in the Lease.

No later than 90 days following the first day of each calendar year during the Lease Term, Landlord shall deliver to Tenant an Operating Expense Reconciliation Invoice (“Invoice”) and an Operating Expense Summary Report listing the Operating Expenses for the prior year of the Lease Term (“Report”).  Provided (x) no Event of Default exists under this Lease, (y) no payments of Base Rent,  Operating Expenses, or other amounts due under the Lease are outstanding, and (z) Tenant has a reasonable belief that the Invoice and Report contain an error to the detriment of Tenant, Tenant, at its sole cost and expense, shall have the right to examine property invoices evidencing such costs and expenses as provided in the Invoice and Report which Tenant believes to be in error as more specifically provided herein.  Such review of Landlord’s property invoices may occur not more than once per year at Landlord’s local market office during reasonable business hours.  Landlord agrees to make the property invoices pertaining to those items which Tenant reasonably believes to be in error, a copier and conference room available to Tenant for a period not to exceed one week to examine such property invoices. In the event Tenant desires to exercise the foregoing right, Tenant shall deliver written notice of Tenant’s intent to review the property invoices, and shall identify the item(s) contained in the Invoice and Report which Tenant believes to be in error, no later than thirty (30) days following Tenant’s receipt of the Invoice and Report.  Time is of the essence with regards to the delivery of such notice.  Upon Landlord’s receipt of Tenant’s notice, Landlord and Tenant shall work in good faith to schedule a time and date for such property invoice examination which shall be acceptable to both parties.  In the event that Tenant accurately determines that the Invoice and Report contain an error to the detriment of Tenant, Landlord shall immediately provide a revised Invoice and Report to Tenant.  If Tenant has already paid the Invoice, Landlord will provide a credit against Tenant’s obligations to pay Base Rent the amount overpaid by Tenant.  Tenant shall keep any information gained from such examination confidential and shall not disclose it to any other party, except as required by law.  If requested by Landlord, Tenant shall be required to sign a confidentiality agreement as a condition of Landlord making Landlord’s invoices available for inspection.  Notwithstanding anything contained herein to the contrary, in no event shall Tenant retain any person paid on a contingency fee basis to act on behalf of Tenant with regards to the forgoing rights to review the property invoices and Landlord shall have no obligation to allow any such representative paid on a contingency fee basis access to Landlord’s records.  Notwithstanding anything contained in this Lease to the contrary, Tenant hereby agrees that Tenant’s sole remedy pertaining to an error in the Invoice or Report shall be for the recovery from Landlord an amount equal to the amount overpaid by Tenant, and Tenant hereby waives any right to terminate this Lease as a result of any such error in the Invoice or Report which Tenant may have under law or equity.

If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of Excess Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments.  For purposes of calculating Tenant’s Proportionate Share of Excess Operating Expenses, a year shall mean a calendar year except the last year, which shall end on the expiration of this Lease.  For purposes of calculating Excess Operating Expenses for the last year of the Lease Term, Operating Expenses for the Base Year shall be reduced proportionately based upon the number of days that this Lease is in effect during such last year.  With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building.  Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use.

7.                                       Utilities.  Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises.  Landlord may cause at Tenant’s expense any utilities used on the Premises to be separately metered and charged directly to Tenant by the provider.  Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord as part of Operating Expenses.  No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent.  Tenant agrees to limit use of water and sewer for normal restroom use.

8.                                       Taxes.  Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as “Taxes”) that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof.  All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder.  If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

9.                                       Insurance.  Landlord shall maintain all risk property insurance covering the full replacement cost of the Building.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance.  All such insurance shall be included as part of the Operating Expenses charged to Tenant.  The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer’s cost calculations).  Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; worker’s compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises.  Landlord may from time to time require reasonable increases in any such limits.  The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days’ prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies).  Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against.  Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

10.                                 Landlord’s Repairs.  Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded.  The term “walls” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries.  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

11.                                 Tenant’s Repairs.  Landlord, at Tenant’s expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises and the water tightness of the roof of the Building.  Subject to Landlord’s obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems.  Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term.  Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant’s expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord’s election, by Landlord.  The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord.  At Landlord’s request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises.  If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor.  Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

Notwithstanding anything contained herein to the contrary, Landlord shall warrant any repairs or replacements to the heating, ventilation and air conditioning systems and equipment related thereto servicing the Premises for a period of one (1) year from the Commencement Date; provided, however, that such warranty shall not be effective for any repairs or replacements necessitated due to the misuse of, lack of maintenance by, or damages caused by, Tenant, its employees, contractors, agents, subtenants, or invitees.  Notwithstanding the foregoing, Tenant shall continue to be responsible for the maintenance of such heating, ventilation and air conditioning systems and equipment related thereto during such one-year period and thereafter during the Lease Term.  Furthermore, Landlord agrees to enforce to Tenant’s benefits any guarantees an warranties, if any, which relate to any maintenance or repair to be completed by Tenant above or which are to be completed by Landlord at Tenant’s expense as an Operating Expense as provided above.

12.                                 Tenant-Made Alterations and Trade Fixtures.  Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent which shall not be unreasonably withheld.  Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations.  All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used.  All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval.  Landlord may monitor construction of the Tenant-Made Alterations.  Tenant shall reimburse Landlord for its reasonable costs in reviewing plans and specifications and in monitoring construction.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.  Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and, with regards to any work Tenant-Made Alterations which exceed $5,000.00, final lien waivers from all such contractors and subcontractors.  Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations.  Tenant shall repair any damage caused by such removal.

Tenant, at its own cost and expense and without Landlord’s prior approval, may erect or install such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above.  Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.  Notwithstanding anything contained herein to the contrary, all electrical transformers, bus bars, or plugs installed in the Premises by Tenant shall be deemed Trade Fixtures provided upon the expiration or earlier termination of this Lease all electrical systems shall be brought back to the nearest junction box.

13.                                 Signs.  Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent.  Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached.  Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments.  All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.

14.                                 Parking.  Tenant shall have the exclusive use of the those parking spaces as identified on Exhibit A attached hereto and for all other parking Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking.  Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

15.                                 Restoration.  If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises.  If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events.  Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.  Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage.  Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises.  Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

16.                                 Condemnation.  If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would prevent or materially interfere with Tenant’s use of the Premises or in Landlord’s judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date.  If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances.  In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant.

17.                                 Assignment and Subletting.  Without Landlord’s prior written consent, which shall not be unreasonably withheld, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect.  It shall be reasonable for the Landlord to withhold, delay or condition its consent, where required, to any assignment or sublease in any of the following instances: (i) the assignee or sublessee does not have a net worth calculated according to generally accepted accounting principles at least equal to the greater of the net worth of Tenant immediately prior to such assignment or sublease or the net worth of the Tenant at the time it executed the Lease; (ii) the intended use of the Premises by the assignee or sublessee is not reasonably satisfactory to Landlord; (iii) the intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Project; (iv) occupancy of the Premises by the assignee or sublessee would, in Landlord’s opinion, violate any agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (v) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (vi) the assignment or sublease is to another tenant in the Project and is at rates which are below those charged by Landlord for comparable space in the Project; (vii) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease; or (viii) the proposed assignee or sublessee is a government entity.  The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.  Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.  Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request.  Landlord may revoke its consent immediately and without notice if, as of the effective date of the assignment or sublease, there has occurred and is continuing any default under the Lease.  For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded.  Notwithstanding the foregoing to the contrary, provided no uncured default has occurred under this Lease, and subject to the provisions herein, Tenant may, without Landlord’s prior written consent, assign this Lease to any entity into which Tenant is merged or consolidated, or to any entity to which substantially all of Tenant’s assets are transferred, provided the following conditions are met:  (x) such merger, consolidation, or transfer of assets is not principally for the purpose of transferring Tenant’s leasehold estate, (y) such merger, consolidation, or transfer of assets does not adversely affect the legal existence of the Tenant hereunder, and (z) such merger, consolidation, or transfer of assets Tenant does not reduce the tangible net worth of Tenant after giving effect to such transfer (“Permitted Transfer”).  Tenant hereby agrees to give Landlord written notice thirty (30) days prior to such merger or transfer of assets along with any documentation reasonably requested by Landlord related to the required conditions as provided above.  Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord.  Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with any assignment or sublease.  Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant’s notice, terminate this Lease with respect to the space described in Tenant’s notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease.

Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings).  In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder one half of such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.

If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord.  No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

18.                                 Indemnification.  Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents.  The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18.

19.                                 Inspection and Access.  After reasonable advance notice (except in the event of an emergency in which case not notice shall be required) Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose.  Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants.  Any and all such entry and activity in the Premises by Landlord or any of its agents, employees and contractors shall be so conducted as not to interfere with Tenant’s use and enjoyment of the Premises. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale.  Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant’s use or occupancy of the Premises.  At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

20.                                 Quiet Enjoyment.  If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

21.                                 Surrender.  Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted.  Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Excess Operating Expenses and all obligations concerning the condition and repair of the Premises.

22.                                 Holding Over.  If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to double the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over.  All other payments shall continue under the terms of this Lease.  In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.  For purposes of this Paragraph 22, “possession of the Premises” shall continue until, among other things, Tenant has delivered all keys to the Premises to Landlord, Landlord has complete and total dominion and control over the Premises, and Tenant has completely fulfilled all obligations required of it upon termination of the Lease as set forth in this Lease, including, without limitation, those concerning the condition and repair of the Premises.

23.                                 Events of Default.  Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

a)                                      Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days after notice from Landlord  that from the date such payment was not received when due.

b)                                     Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

c)                                      Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed (“Insurance Defaults”), except, in each case, as permitted in this Lease; provided, however, that Landlord shall give Tenant written notice of any Insurance Default of which Landlord becomes aware, and Tenant shall have 3 business days in which to cure such default..

d)                                     Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.

e)                                      Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

f)                                        Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

g)                                     Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary provided Tenant commences the curing of such default during the 30 day period and thereafter diligently pursues the curing of such default).

24.                                 Landlord’s Remedies.  Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity.  Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.  If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

If Landlord terminates this Lease, Landlord may recover from Tenant the sum of:  all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant’s or any other occupant’s property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date  stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing.  Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant.  For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable.  If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys’ fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises.  If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys’ fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency.  Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant.  Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same.  Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default.  A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.  To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.  The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings.  Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises).  Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting.

25.                                 Tenant’s Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary).  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.  All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership.  Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

26.                                 Waiver of Jury Trial.  TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

27.                                 Subordination.  This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant.  Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder.  Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder.  Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder.  The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.  Landlord represents to Tenant that as of the date hereof the Building is not subject to or encumbered by a mortgage.

Notwithstanding the preceding provisions of this Paragraph 27, this Lease and Tenant’s interest in the Premises shall not be subordinate to any future mortgage or deed of trust on the Project, and Tenant shall not be obligated to execute an instrument subordinating this Lease or Tenant’s interest in the Premises to any future mortgage or deed of trust on the Project, unless concurrently with such subordination the holder of such mortgage or deed of trust agrees in such instrument of subordination not to disturb Tenant’s possession of the Premises (so long as no default exists under the Lease) in the event such holder acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise.

28.                                 Mechanic’s Liens.  Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease.  Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

29.                                 Estoppel Certificates.  Each party agrees, from time to time, within 10 days after request of the requesting party, to execute and deliver to the requesting party, or the requesting party’s designee, any estoppel certificate requested by the other, stating, if true, that this Lease is in full force and effect, the date to which rent has been paid, that the requesting party is not in default hereunder (or specifying in detail the nature of the requesting party’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by the requesting party.  Each party’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for each party’s execution of this Lease.  No cure or grace period provided in this Lease shall apply to either party’s obligations to timely deliver an estoppel certificate.

30.                                 Environmental Requirements.  Except for Hazardous Material (a) permitted under Addendum 5 to this Lease and subject to the provisions thereof, or (b) contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent.  Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees.  Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises.  The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and

Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual reasonable attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance.  The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises.  Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations.  Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

Landlord represents to Tenant that to the best of Landlord’s current, actual knowledge that there are no Hazardous Materials in reportable quantities on the Project.  The phrase “current, actual knowledge of Landlord” shall mean and refer only to the best of the current, actual knowledge of the officers of Landlord having direct, operational responsibility for the Project, with the express limitations and qualifications that the knowledge of any contractor or consultant shall not be imputed to Landlord, and none of such officers has made any special investigation or inquiry, and none of such officers has any duty or obligation of diligent investigation or inquiry, or any other duty or obligation, to acquire or to attempt to acquire information beyond or in addition to the current, actual knowledge of such persons.

Landlord represents to Tenant that to the best of Landlord’s current, actual knowledge that there are no Hazardous Materials in reportable quantities on the Project.  The phrase “current, actual knowledge of Landlord” shall mean and refer only to the best of the current, actual knowledge of the officers of Landlord having direct, operational responsibility for the Project, with the express limitations and qualifications that the knowledge of any contractor or consultant shall not be imputed to Landlord, and none of such officers has made any special investigation or inquiry, and none of such officers has any duty or obligation of diligent investigation or inquiry, or any other duty or obligation, to acquire or to attempt to acquire information beyond or in addition to the current, actual knowledge of such persons.

If Hazardous Materials are hereafter discovered on the Premises, and the presence of such Hazardous Materials is not the result of Tenant’s use of the Premises or any act or omission of Tenant or its agents, employees, contractors, subtenants or invitees, and the presence of such Hazardous Materials results in any contamination, damages, or injury to the Premises that materially and adversely affects Tenant’s occupancy or use of the Premises or human health, Landlord shall promptly take all actions at its sole expense as are necessary to remediate such Hazardous Materials and as may be required by the Environmental Requirements.  Actual or threatened action or litigation by any governmental authority is not a condition prerequisite to Landlord’s obligations under this paragraph.  Within thirty (30) days after notification from Tenant supported by reasonable documentation setting forth such presence or release of Hazardous Materials, and after Landlord has been given a reasonable period of time after such thirty (30) day period to conduct its own investigation to confirm such presence or release of Hazardous Materials, Landlord shall commence to remediate such Hazardous Materials within one hundred eighty (180) days after the completion of Landlord’s investigation and thereafter diligently prosecute such remediation to completion.  If Landlord commences remediation pursuant to this paragraph, the Base Rent and Operating Expenses shall be equitably adjusted if and to the extent and during the period the Premises are unsuitable for Tenant’s business.  Notwithstanding anything herein to the contrary, if Landlord obtains a letter from the appropriate governmental authority that no further remediation is required Landlord’s obligation to remediate as provided in this paragraph shall be null and void.

No later than 90 days following the full execution of this Lease, Landlord shall, at Landlord’s expense cause a qualified environmental consultant to prepare a Phase I Site Assessment Report (“Report”) with respect to the Building, a copy of which shall be delivered to Tenant upon the completion of such Report.  Tenant hereby agrees to the following conditions pertaining to the Report:

(a)                                  Tenant acknowledges and agrees that Landlord has not made and hereby specifically disclaims any and all representations and warranties, express or implied, statutory, contractual or otherwise, with respect to (1) the accuracy or completeness of the Report or any of the information contained or referenced therein; and/or (2) the credentials, reputation, methodology, procedures, findings, conclusions or recommendations of the consultant, its officers, employees or agents, compiling the information set forth in the Report or otherwise conducting the activities described in such Report; and Tenant acknowledges that Landlord is providing the Report to Tenant solely for informational purposes and not with the intention that Tenant should or may rely upon the Report, or in any way interpret the Report as any environmental representation or warranty from ProLogis with respect to the Project or any portion thereof; and

(b)                                 Tenant covenants and agrees that (1) Tenant shall not copy or reproduce any portion of the Report except for use by Tenant or Tenant’s employees or representatives for the purposes of documenting the the codition of the Building as of the date of such report, and (2) Tenant shall not disclose any information in the Report to any company, firm, entity or person other than Tenant’s employees or representatives.

Notwithstanding anything to the contrary in this Paragraph 30, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on or affecting the Premises caused or permitted by (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other tenants in the Project or their agents, employees, contractors, subtenants, assignees or invitees; or (iii) any other person or entity located outside of the Premises or the Project.

31.                                 Rules and Regulations.  Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project.  The current rules and regulations are attached hereto.  In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

32.                                 Security Service.  Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33.                                 Force Majeure.  Except for monetary obligations, neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant, as the case may be (“Force Majeure”).

34.                                 Entire Agreement.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof.  No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease.  This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35.                                 Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36.                                 Brokers.  Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

37.                                 Miscellaneous.

(a)                                   Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)                                 If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c)                                  All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 4545 Airport Way, Denver, Colorado 80239.  Either party may by notice given aforesaid change its address for all subsequent notices.  Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d)                                 Except as otherwise expressly provided in this Lease or as otherwise required by law,  Landlord retains the absolute right to withhold any consent or approval.

(e)                                  At Landlord’s request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

(f)                                    Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(g)                                 The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h)                                 The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i)                                     Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j)                                     Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k)                                  Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l)                                     Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(m)                               All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(n)                                 In the event either party hereto initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorney’s fees, filing fees, and court costs.

38.                                 Intentionally Omitted

39.                                 Limitation of Liability of Trustees, Shareholders, and Officers of ProLogis.  Any obligation or liability whatsoever of ProLogis, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:		LANDLORD:

UFP Technologies, Inc.		PROLOGIS, a Maryland real estate investment trust

By:	/s/ Ronald J. Lataille	By:	/s/ Douglas A. Kiersey, Jr.
Name:	Ronald J. Lataille	Name:	Douglas A. Kiersey, Jr.
Title:	Treasurer and CFO	Title:	Senior Vice President

Address:		Address:

80 Internationale Boulevard		8755 W. Higgins Road

Glendale Heights, IL 60139		Chicago, IL 60631

Rules and Regulations

1.                                       The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.                                       Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.                                       Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.                                       Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.                                       If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted.  Any such installation or connection shall be made at Tenant’s expense.

6.                                       Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.                                       Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Further, parking any type of trucks, trailers or other vehicles in the Premises is specifically prohibited.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.                                       Tenant shall maintain the Premises free from rodents, insects and other pests.

9.                                       Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.                                 Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.                                 Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.                                 Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.                                 All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.                                 No auction, public or private, will be permitted on the Premises or the Project.

15.                                 No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.                                 The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.

17.                                 Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.                                 Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.                                 Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

ADDENDUM 1

BASE RENT ADJUSTMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED  July 29, 2009  BETWEEN

ProLogis

and

UFP Technologies, Inc.

Base Rent shall equal the following amounts for the respective periods set forth below:

Period			Monthly Base Rent

August 1, 2009	to	December 31, 2009	$0.00

January 1, 2010	to	April 30, 2010	$11,376.62

May 1, 2010	to	July 31, 2011	$24,989.12

August 1, 2011	to	July 31, 2012	$26,468.74

August 1, 2012	to	July 31, 2013	$27,109.08

August 1, 2013	to	July 31, 2014	$27,765.44

ADDENDUM 2

CANCELLATION OPTION

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED  July 29, 2009  BETWEEN

ProLogis

and

UFP Technologies, Inc.

Provided no Event of Default shall then exist and no condition shall then exist which with the passage of time or giving of notice, or both, would constitute an Event of Default, Tenant shall have the right at any time after July 31, 2011 to send Landlord written notice (the “Termination Notice”) that Tenant has elected to terminate this Lease effective on the date which is six (6) months following Landlord’s receipt of notice of the Termination Notice.

If Tenant elects to terminate this Lease pursuant to the immediately preceding sentence, the effectiveness of such termination shall be conditioned upon Tenant paying  $345,000.00 to Landlord  contemporaneously with Tenant’s delivery of the Termination Notice to Landlord.  Such amount is consideration for Tenant’s option to terminate and shall not be applied to rent or any other obligation of Tenant.  Landlord and Tenant shall be relieved of all obligations accruing under this Lease after the effective date of such termination but not any obligations accruing under the Lease prior to the effective date of such termination.

ADDENDUM 3

RENEWAL OPTION

(BASEBALL ARBITRATION)

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED  July 29, 2009 BETWEEN

ProLogis

and

UFP Technologies, Inc.

(a)                                  Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term (as such terms are defined below), (x) Tenant is the Tenant originally named herein or a Tenant Affiliate, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists, or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 5 years (such additional term is hereinafter called the “Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the Extension Term”).  Tenant must give Landlord notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease Term at least 9 months, but not more than 12 months, prior to the scheduled expiration date of the Lease Term.

(b)                                 The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of:

(i)                                     the Base Rent in effect on the expiration of the Lease Term (if the Base Rent is stated as an annual or other periodic rate, adjusted for the length of the Lease Term), and

(ii)                                  the Fair Market Rent, as defined and determined pursuant to Paragraphs (c), (d), and (e) below.

(c)                                  The term “Fair Market Rent” shall mean the Base Rent, expressed as an annual rent per square foot of floor area excluding Operating Expenses and Excess Operating Expenses, not to exceed $5.50 per square foot annually or $434,021.50 annually for the first year of the Extension Term, which Landlord would have received from leasing the Premises for the Extension Term to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in “as-is” condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations,  provided that Fair Market Rent shall not in any event be less than the Base Rent for the Premises as of the expiration of the Lease Term.  Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant’s occupancy, rent concession, or lost rental income during any vacancy period).  Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to operating expenses and other items payable or reimbursable by Tenant under the Lease.  In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Extension Term.  The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant’s obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items.

(d)                                 No later than 20 business days following Landlord’s receipt of the Extension Notice, Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord’s sole discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Lease Term) for the Extension Term, and Tenant shall advise Landlord of any objection within 10 days of receipt of Landlord’s notice.  Failure to respond within the 10-day period shall constitute Tenant’s acceptance of such Fair Market Rent.  If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within 30 days of Landlord’s receipt of Tenant’s notice.  If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties’ failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.

(e)                                  Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association.  Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party.  Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within 5 days after the 30-day negotiating period provided in Paragraph (d), invoking the binding arbitration provisions of this paragraph.  Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent.  The arbitrator must choose between the Landlord’s proposal and the Tenant’s proposal and may not compromise between the two or select some other amount.  Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term.  The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Landlord and by Tenant if the Fair Market Rent is that proposed by Tenant; and shall be borne equally otherwise.  If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein.  Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

(f)                                    The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator.

(g)                                 Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this addendum or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

(h)                                 If Tenant does not send the Extension Notice within the period set forth in Paragraph (a), Tenant’s right to extend the Lease Term shall automatically terminate.  Time is of the essence as to the giving of the Extension Notice and the notice of Tenant’s objection under Paragraph (d).

(i)                                     Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term.  The Premises shall be tendered on the Commencement Date of the Extension Term in “as-is” condition.

(j)                                     If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

(k)                                  If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term  “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (g) above.

ADDENDUM 4

TENANT-MADE ALTERATIONS ALLOWANCE

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED  July 29, 2009  BETWEEN

ProLogis

and

UFP Technologies, Inc.

Notwithstanding anything contained herein to the contrary, Landlord shall contribute up to a maximum amount of $30,000.00 (the “TI Allowance”), toward the upgrade of the existing power at the Premises to 2,000 amps at 480 volts (“Allowance Work”) which such payment shall be made by Landlord to Tenant within 30 days following (i) completion of the Allowance Work, and (ii) Landlord’s receipt of Tenant’s invoice substantiating the costs related thereto, (iii) Landlord’s receipt of final lien waivers (to the extent required under Paragraph 12 above) from all contractors and subcontractors who did work on the Allowance Work.  Landlord shall be under no obligation to pay for any Allowance Work in excess of the TI Allowance.  Further, such TI Allowance shall only be available for Tenant’s use through December 31, 2009, and Tenant hereby waives any and all rights to any unused portion of the TI Allowance remaining as of January 1, 2010.

ADDENDUM 5

STORAGE AND USE OF PERMITTED HAZARDOUS MATERIALS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED  July 29, 2009  BETWEEN

ProLogis

and

UFP Technologies, Inc.

1.                                       Permitted Hazardous Materials and Use.

Tenant has requested Landlord’s consent to use the Hazardous Materials listed below in its business at the Premises (the “Permitted Hazardous Materials”).  Subject to the conditions set forth herein, Landlord hereby consents to the Use (hereinafter defined) of the Permitted Hazardous Materials.  Any Permitted Hazardous Materials on the Premises will be generated, used, received, maintained, treated, stored, or disposed in a manner consistent with good engineering practice and in compliance with all Environmental Requirements.

Permitted Hazardous Materials (including maximum quantities):

The storage, uses or processes involving the Permitted Hazardous Materials (the “Use”) are described below.

Use [If limited to receiving and storage, so specify]:

2.                                       No Current Investigation.  Tenant represents and warrants that it is not currently subject to an inquiry, regulatory investigation, enforcement order, or any other proceeding regarding the generation, use, treatment, storage, or disposal of a Hazardous Material.

3.                                       Notice and Reporting.  Tenant immediately shall notify Landlord in writing of any spill, release, discharge, or disposal of any Hazardous Material in, on or under the Premises or the Project.  All reporting obligations imposed by Environmental Requirements are strictly the responsibility of Tenant.  Tenant shall supply to Landlord within 5 business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Tenant’s use of the Premises.

4.                                       Indemnification.  Tenant’s indemnity obligation under the Lease with respect to Hazardous Materials shall include indemnification for the liabilities, expenses and other losses described therein as a result of the Use of the Hazardous Materials or the breach of Tenant’s obligations or representations set forth above.  It is the intent of this provision that Tenant be strictly liable to Landlord as a result of the Use of Hazardous Materials without regard to the fault or negligence of Tenant, Landlord or any third party.

5.                                       Disposal Upon Lease Termination.  At the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall:  (i) remove and dispose off-site any drums, containers, receptacles, structures, or tanks storing or containing Hazardous Materials (or which have stored or contained Hazardous Materials) and the contents thereof; (ii) remove, empty, and purge all underground and above ground storage tank systems, including connected piping, of all vapors, liquids, sludges and residues; and (iii) restore the Premises to its original condition.  Such activities shall be performed in compliance with all Environmental Requirements and to the satisfaction of Landlord.  Landlord’s satisfaction with such activities or the condition of the Premises does not waive, or release Tenant from, any obligations hereunder.

EXHIBIT A

SITE PLAN

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED  July 29, 2009  BETWEEN

ProLogis

and

UFP Technologies, Inc.